SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 10, 2006

Apollo Drilling, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-50834	73-1668122
(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Knox Street, Suite 403 Dallas, Texas	75205
(Address of Principal Executive Offices)	(Zip Code)

(214) 389-9800
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

Effective November 10, 2006, Apollo Drilling, Inc. (the “Company”) entered into a Drilling Services Agreement (“Agreement”) with Mex Tex Operating Company (“Mex Tex”).  The Agreement calls for the Company to contract its first drilling rig and workover equipment to Mex Tex for a term of two years at a standard day rate of $15,000 per day. The rig is initially being utilized by Mex Tex for a drilling program in Sutton County, Texas and recently completed three commercial gas wells for Mex Tex pursuant to an interim short-term day-rate contract.

The Agreement also contains customary provisions for drilling services arrangements, including provisions regarding the performance standards, insurance obligations, confidentiality requirements, provisions for changes in the services and indemnities.

A copy of the Agreement (without exhibits) is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference, and the foregoing summary is qualified in its entirety by reference to the complete terms of the Agreement.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

EXHIBIT
NUMBER	DESCRIPTION
10.1	Drilling Services Agreement dated November 10, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Drilling, Inc.
(Registrant)

Date:	November 14, 2006	By:	/s/ Dennis McLaughlin
Dennis McLaughlin,
Chief Executive Officer